Exhibit 99.2

Opes Acquisition Corp | BurgerFi Investor Presentation November 2020

Disclaimer 2 OpesAcquisition Corp . , a Delaware corporation (“OPES”), and BurgerFi International LLC, a Delaware limited liability company (“BurgerFi”) and their respective directors, executive officers, members, managers, employees and other persons may be deemed to be participants in the solicitation of proxies from the holders of OPES’s common stock in respect of the Membership Interest Purchase Agreement, dated June 29 , 2020 (the “Acquisition Agreement”), whereby Purchaser shall acquire 100 % of the membership interests of BurgerFi (the “Business Combination”) .. Information about OPES’s directors and executive officers and their ownership of OPES’s common stock is set forth in OPES’s Annual Report on Form 10 - K, dated March 30 , 2020 and the preliminary proxy statement on Schedule 14 A dated September 25 , 2020 , and revised preliminary proxy statements filed on October 27 , 2020 and November 6 , 2020 pertaining to the proposed Business Combination (the “Preliminary Proxy”) . , filed with the Securities and Exchange Commission (the “SEC”), as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such filing . Additional information with regard to the Business Combination and the interests of the participants in the proxy solicitation is set forth in the Preliminary Proxy . Other information regarding the interests of the participants in the proxy solicitation will be included in the definitive proxy statement pertaining to the proposed Business Combination when it becomes available . These documents can be obtained free of charge from the sources indicated below . In connection with the Business Combination OPES has filed the Preliminary Proxy and will file other relevant materials with the SEC, including a definitive proxy statement on Schedule 14 A . Promptly after filing its definitive proxy statement with the SEC, OPES will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the Transaction . INVESTORS AND SECURITY HOLDERS OF OPES ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE BUSINESS COMBINATION THAT OPES WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT OPES, BURGERFI AND THE BUSINESS COMBINATION . The Preliminary Proxy, the definitive proxy statement, and other relevant materials in connection with the Business Combination(when they become available), and any other documents filed by OPES with the SEC, may be obtained free of charge at the SEC’s website (www . sec . gov) or by writing to OPES at : 4218 NE 2 nd Avenue, Miami, FL 33137 . This presentation contains certain “forward - looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 , both as amended by the Private Securities Litigation Reform Act of 1995 . The words “expect,” “believe,” “estimate,” “intend,” “plan,” and similar expressions indicate forward - looking statements . Statements that are not historical facts, including statements about the pending Business Combination between OPES and BurgerFi and the transactions contemplated thereby, and the parties’ perspectives and expectations, are forward - looking statements . Such statements include, but are not limited to, statements regarding the proposed Business Combination, including the anticipated initial enterprise value and post - closing equity value, the benefits of the proposed Business Combination, integration plans, expected synergies and revenue opportunities, anticipated future financial and operating performance and results, including estimates for growth, the expected management and governance of the combined company, and the expected timing of the Business Combination contemplated by the Acquisition Agreement . These forward - looking statements are not guarantees of future performance and are subject to various risks and uncertainties, assumptions (including assumptions about general economic, market, industry and operational factors), known or unknown, which could cause the actual results to vary materially from those indicated or anticipated . Such risks and uncertainties include, but are not limited to : (i) risks related to the expected timing and likelihood of the pending Business Combination, including the risk that the Business Combination may not close due to one or more closing conditions to the Business Combination not being satisfied or waived, such as certain required conditions, limitations or restrictions in connection with such approvals, or that the required approval of the Acquisition Agreement by the stockholders of OPES ; (ii) the occurrence of any event, change or other circumstances that could give rise to the termination of the Acquisition Agreement ; (iii) the risk that there may be a material adverse effect on the business, properties, assets, liabilities, results of operations or condition (financial or otherwise), of OPES, BurgerFi or its subsidiaries or franchisees, taken as a whole ; (iv) risks related to disruption of management time from ongoing business operations due to the proposed Business Combination ; (v) the risk that the proposed Business Combination and its announcement could have an adverse effect on the ability of BurgerFi to retain customers and retain and hire key personnel and maintain relationships with their suppliers, franchisees and customers and on their operating results and businesses generally ; (vi) risks related to successfully integrating the companies, which may result in the combined company not operating as effectively and efficiently as expected ; (vii) any announcements relating to the proposed Business Combination could have adverse effects on the market price of OPES’s common stock ; and (viii) other risks and uncertainties and other factors identified in OPES’s prior and future filings with the SEC, available at www . sec . gov . A further list and description of risks and uncertainties can be found in OPES’s Annual Report on Form 10 - K, dated March 30 , 2020 , the Preliminary Proxy that has been filed with the SEC, and in the definitive proxy statement on Schedule 14 A that will be filed with the SEC by OPES in connection with the proposed Business Combination, and other documents that the parties may file or furnish with the SEC, which you are encouraged to read . Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward - looking statements . Important factors that could cause the combined company’s actual results or outcomes to differ materially from those discussed in the forward - looking statements include : (i) BurgerFi’s ability to manage growth ; (ii) BurgerFi’s ability to execute its business plan ; (iii) BurgerFi’s estimates of the size of the markets for its products ; (iv) potential litigation involving BurgerFi ; (v) the validity or enforceability of BurgerFi’s intellectual property ; and (vi) the demand for BurgerFi’s products . Accordingly, you are cautioned not to place undue reliance on these forward - looking statements . Forward - looking statements relate only to the date they were made, and OPES and BurgerFi, and their respective subsidiaries, if any, undertake no obligation to update forward - looking statements to reflect events or circumstances after the date they were made except as required by law or applicable regulation .

Chief Executive Officer, Julio Ramirez » 35+ years of QSR/Fast Casual experience » 25+ years in key senior executive - level roles at Burger King Corporation » Executive Vice President of Global Operations » Senior Vice President of USA Franchise Operations & Development » President of Latin America » Senior Director of USA Field Marketing » Led teams that successfully opened 10 high - growth markets including Brazil, Colombia and others » Surpassed McDonalds in total restaurant locations in Mexico and 14 other countries in Latin America » Co - owned fast casual chain, Giardino Gourmet Salads and helped to rebrand and double the company in size 3

Senior Executive Leadership Team



Ophir Sternberg
Executive Chairman
30+



Julio Ramirez
Chief Executive Officer
35+



Charles Guzzetta
President
10



Nick Raucci
Chief Operating Officer
25



Bryan McGuire
Chief Financial Officer
25+



Chef Paul Griffin
Chief Culinary Officer
30

Note: Numbers represents years of relevant experience

4

BurgerFi is a fast - casual “better burger” concept with over one hundred franchised and corporate - owned units, delivering an all - natural premium burger experience in a refined, contemporary environment and through seamless digital ordering channels. BurgerFi is committed to an uncompromising dining experience featuring an increasingly relevant menu that appeals to the growing base of consumers who place a high value on quality ingredients, transparency and a desire to avoid antibiotics, steroids, chemicals and additives. 5

Table of Contents 6 Section I Company Overview Section II Growth Strategy Section III Selected Company Financial Information Section IV Transaction Details Section V Appendix 7 15 24 28 30

Section I Company Overview

8 Business Snapshot 2011 Year Founded $1.41M Systemwide AUV (3b) 102 Franchised Unit Count (1) $146M 2019 Systemwide Sales (4) $650 - 750K Gross Buildout Cost (6) $27.8M 2019 Corporate Sales (5) $18.40 Average Transaction 2019 (7) $13.01 Average Check Per Person (8) 2019 Sales Breakout (9) (10) BurgerFi Units are Configurable to a Variety of Locations and Formats Indicates existing or planned unit Locations x Residential areas x Beach towns x Urban centers x Office districts x Tourist areas x Suburbs x Shopping centers x Lifestyle centers Formats x Airports x E n d c a p x Universities and x Premium In - Line college campuses x Food courts/concessions x Freestanding x Drive - thru Consumer Appeal Across Markets +2.43% AVG SSS (2) 44.75% Prime Margin (3a) 2.0x Sales / Investment Ratio 17 Corporate Unit Count (1) Please see Appendix for Notes

Timeline of BurgerFi's Growth and Evolution



2011
The first BurgerFi restaurant opens on February 5th in Ft. Lauderdale, FL and BurgerFi commits to the "Never-Ever Program" – sourcing only the top natural Angus beef in the US; raised without added antibiotics, hormones or steroids



HORMONES
ANTIBIOTICS



2012
BurgerFi's first franchised unit opens in Coral Springs, FL, followed by the first out-of-state location in Raleigh, NC later that year





2014
BurgerFi opens its 50th restaurant while being recognized as the "#1 Fastest Growing Company" by Technomic and "Top Brands of 2014" by Fast Casual Magazine





2015
BurgerFi partners with OLO to launch state of the art digital online ordering platform through burgerfi.com

2017
BurgerFi opens its first airport location at FLL Airport in partnership with HMSHost. The Company also opens its first college campus location at Temple University in partnership with Aramark



Now
"EAT YOUR VEGGIES"
means
"EAT YOUR BURGER"

2017
BurgerFi launches its first chicken product: the F'ed Chicken Sandwich – A free-range, all-natural chicken breast with proprietary breading and organic honey mustard BBQ sauce





2018
$15 million in third party delivery orders were made with BurgerFi's online ordering system for seamless digital customer experiences





2019
BurgerFi inked major non-traditional license agreements with industry-leading F&B operators; SSP America, US Airforce Services Activity

2020
BurgerFi IPO on Nasdaq exchange

Nasdaq



2020
BurgerFi opens their 50th unit in Florida and signs licensing agreement with REEF Technology and Delaware North for rapid expansion around the country

2011 — 2012 — 2014 — 2015 — 2017 — 2018 — 2019 — 2020

9

1 0 CEO Burger Fi’ed Chicken Tenders Frozen Custard Spicy Fi’ed Chicken Sandwich VegeFi Wagyu Dogs BurgerFi Cheeseburger Onion Rings

Environmental, Social, Governance (ESG)






Be Excellent
Be All-Natural
Redefining the way the world eats Burgers
Be Family
Be You
Be Thoughtful
Be Courageous

Environmental

- Responsible sourcing
  - BurgerFi is built on a foundation of transparency & quality – e.g., No Antibiotics Ever (N.A.E.)
- Earth-friendly restaurant designs
  - All-natural southern pine lumber for our wood walls
  - Energy efficient appliances – e.g., LED lights, energy efficient fans, & upcycled furnishings
  - In-restaurant practices
  - Recycle our cooking oil to be made into biofuel
  - Switch form plastic to paper products
  - Automatic water valves, reducing annual water consumption

Social

- Training & education
  - Fi-Way to upward mobility
  - Developing Impactful Leaders course
  - Certified Restaurant Trainer Program
- Inclusive & supportive environment
  - Competitive benefits (PTO & health)
  - Code of Conduct includes commitments to non-discrimination, anti-harassment, & safety
- Deep community involvement
  - E.g., Marcum Foundation partnership
- Food safety
  - Quarterly independent Steritech audits for all restaurants
- COVID-19 response
  - Enhanced team member & guest safety measures

Governance

- Internal compliance controls
  - Brand shield to uphold integrity & ethical standards
  - Confidential, independent 24/7 hotline for team members
  - Social media policy
  - Non-fraternization policy
  - Conflicts of interest, anti-kickback policy
  - Insider trading policy
  - No lobbying activities or political contributions
- Annual audited financials
- Cybersecurity
- Franchise Advisory Council

11

Differentiation & Advantages Among Direct Competitors[11]

BurgerFi has unique positioning within the rapidly expanding "Better Burger" space thanks to its chef-crafted and diverse menu offerings made with premium all-natural ingredients, combined with a next-gen sustainable restaurant design that appeals to consumers of all ages.

	BurgerFi	Shake Shack	The Habit Burger Grill	Five Guys Burgers and Fries	Smash Burger
Natural Antibiotic-Free Beef[11]	✓	✓	×	×	×
Plant-Based Protein[11]	✓ Beyond Burger	×	×	×	×
Craft Beer & Wine[11]	✓	✓	×	×	✓
Premium Frozen Custard Desserts[11]	✓	✓	×	×	×
Eco-Friendly & Sustainable Design[11]	✓	✓	×	×	×

Please see Appendix for Notes

12

Chef - Created Menu with Broad Consumer Appeal Diversified Food & Beverage Sales Mix (9) » Using state - of - the art digital menu boards, BurgerFi’s menu speaks to the brand’s quality and variety » This diversified menu appeals to a broad range of consumers, including those who may opt for non - beef options such as chicken, vegetarian burgers, the 100% vegan, plant - based Beyond Burger and gluten - free alternatives » BurgerFi’s menu also features fresh - cut fries and hand - battered onion rings, frozen custard and shakes, freestyle Coca - Cola beverages and craft beer and wine » BurgerFi enjoys diverse sales across dayparts and revenue centers Customization Options » Beginning with 100% natural Angus beef, free of hormones and antibiotics, BurgerFi has built an eclectic, consumer - friendly menu » Customers are treated to an intuitive and highly customizable experience, appealing to a variety of food preferences, including enhanced offerings through vegan and gluten - free options (e.g. “green - style” lettuce wrapped sandwiches) 13 Please see Appendix for Notes

14 Omnichannel Customer Experience OLO Dispatch Delivery By integrating third - party delivery couriers to BurgerFi’s native online orders, OlO Dispatch allows us to grow customer loyalty while opening new revenue channels through a direct digital delivery experience.

1 5 Section II Growth Strategy

Data - Driven Seed - and - Scale Real Estate Strategy » BurgerFi currently has a large geographic footprint, wider than several of its “better burger” competitors, but with significant growth headroom for new development given its incipient number of locations » New units are strategically positioned to either cluster within existing markets or to build - out important new metropolitan statistical areas through multi - unit development Current & Anticipated BurgerFi US Locations (12) (13) Existing BurgerFi Under Construction / Accepted Locations Ghost Kitchens Air Force Bases 16

Development Strategy: Company - Owned Restaurants » BurgerFi is the dominant “Better Burger” brand in Florida » BurgerFi leads “Better Burger” competition in four (4) other Southeastern states » BurgerFi plans to: » Continue to aggressively develop company restaurants in South, Central, and North Florida » Focus on defining key market cluster cities for future company growth in Southeast and Mid Atlantic » Target: Atlanta, Nashville, Charlotte, Richmond and other major cities » Clusters will provide operational efficiencies in training, marketing, communications and franchise leadership 17

Development Strategy – Franchise Restaurants » Along with our strong presence in the Southeastern United States - BurgerFi will focus on franchise development and growth up the Eastern seaboard – to the Mid Atlantic and Northeast regions » Our franchisee strategy will seek groups that: x Are well capitalized x Have strong knowledge of geographical trade areas x Possess restaurant, retail and/or hospitality experience x Can work well with our team and other operators/are a good cultural fit » BurgerFi will identify Franchisees through; x Existing contacts in the industry x Engaging current multi - brand Franchise groups x Piloting with successful Franchise focused investment banking firms » Focus is on filling - in Eastern USA from Florida to New England » Continue to pursue opportunistic multi - unit deals in Southwest/Midwest/Western markets with experienced operators 18

Development Strategy

Our aggressive company restaurant growth strategy continues as we cluster locations in our home state of Florida and the Southeast throughout 2021. We plan to further develop the Southeast, Mid-Atlantic and Northeastern seaboard of the United States in 2022 and 2023, where we currently have brand awareness.

2021

Company-Owned Unit Openings[(12)]

Jacksonville, FL
Tampa, FL
Orlando, FL
West Palm Beach, FL

Miami, FL
Melbourne, FL
Fort Lauderdale, FL
Tallahassee, FL

Atlanta, GA
Charlotte, NC
Richmond, VA
Nashville, TN

Total: 17

Franchise Unit Openings[(13)]

Greenwich, CT
Stamford, CT
Columbus, GA
Macon, GA
Columbia, MD

Bradenton, FL
Clearwater, FL
Orlando, FL
Pensacola, FL
Raleigh, NC

Omaha, NE– AFB
Aurora, CO – AFB
San Juan, PR
Henderson, NV
Nashville, TN

Total: 15

Please see Appendix for Notes. AFB = Air Force Base

19

Development Strategy: International Restaurants » As the world overcomes the COVID - 19 pandemic, we will pursue international growth » BurgerFi currently has a presence in Puerto Rico and Kuwait » BurgerFi will perform well in countries that have established American fast food brands, we may perform well as a “Better Burger” alternative » Newly appointed BurgerFi CEO, Julio Ramirez, has a broad base of franchise contacts internationally that can be tapped » Given success of QSR in Europe, Asia Pacific, Latin America and Middle East – “Better Burger” expansion opportunity is extensive 20

Significant Whitespace Exists with Premier Non-Traditional Relationships

- BurgerFi's "non-traditional" venue targets include airports and transportation hubs, travel plazas, higher education, military bases and sporting venues
- While the Company has already ventured into this space with very promising initial relationships, management believes that the future of these partnerships will produce significant additional growth through marquee, high-volume units
- The Company currently has license agreements in place with major F&B operators including Aramark, HMS Host, Delaware North, SSP America and the US Air Force Services Activity
- Additional non-traditional sites are already under development

Fort-Lauderdale International Airport


BURGERFI

CNN Center (Atlanta, GA)


BURGERFI

Case Study - Aramark

- Aramark (NYSE: ARMK), with revenues of $15+ billion, operates foodservice contracts in higher education, stadium, cultural and transportation venues. BurgerFi's first unit in partnership with Aramark opened in 2017 at Temple University (Philadelphia, PA). Based on the success of that location, Aramark has launched an expansion program with the Company that includes the following:
  - University of South Florida
  - Philadelphia Fashion Center and Transportation Hub
  - Entertainment Center, Charlottesville, VA

Airport Case Study - HMSHost

- HMSHost, which operates in 120 airports worldwide, is the franchisee/operator of BurgerFi's first airport location at Ft. Lauderdale-Hollywood International Airport (FLL)
- While the Ft. Lauderdale location is not well-situated within the airport, sales have exceeded $3 million annually, demonstrating what management believes to be the true potential of airport units to generate sales in excess of $5 million annually in prime airport locations
- The Company is in talks with other airport concession operators, and management expects that BurgerFi will be a major contender in multiple high-profile airport concession bids going forward

21

Prime margin defined as Corporate restaurant sales net of COGS and Labor divided by Revenue. Delivery - Only Expansion » REEF Technology is the ecosystem that connects the world to your block. With a distributed real estate network of more than 5,000 locations and 10,000 logistics and real estate professionals across 50 cities, REEF is the largest operator of logistics hubs, and ”neighborhood kitchens” – otherwise known as “ghost kitchens” – in the United States. » BurgerFi signed a license agreement with REEF Technology in April 2020 » REEF Technology is valued at +$1B and is backed by SoftBank » New market expansion – Los Angeles, Seattle, Houston, Nashville, Minneapolis, Portland and Austin » Penetration into markets that have been cost prohibitive for traditional brick and mortar restaurants » BurgerFi launched its first ghost kitchen in June 2020 in Miami, Florida » BurgerFi is committed to having 25 operating ghost kitchens by December 31, 2021 » BurgerFi is currently in the beginning stages of working with other major ghost kitchen operators including; Cloud Kitchens and EPIC Kitchens 22

Prime margin defined as Corporate restaurant sales net of COGS and Labor divided by Revenue. US Air Force Partnership » BurgerFi signed a license agreement with the US Air Force Activity Services in October 2019 » Air Force Services chose BurgerFi to be part of a global initiative to enhance food quality, variety and availability on Air Force bases throughout the US and abroad » Millennial and Gen - Z generations, who are largely represented in new recruits enlisting in military divisions, are more likely to demand high quality, natural food offerings . The military is turning to brands like BurgerFi to meet these preferences . » Locations planned for development in 2021 / 2022 (AF = Air Force) » Luke AF Base – Phoenix, AZ » David Monson AF Base – Tucson, AZ » Buckley AF Base – Aurora, CO » Joint Base Elmendorf – Anchorage, AK » Robins AF Base – Warner Robins, GA » Offutt AF Base – Omaha, NE » BurgerFi will continue to pursue other potential military partnerships Our focus is on the changing lifestyles, needs and expectations of Airmen by adding recognizable, popular brands like BurgerFi to Air Force installations as we begin to redefine the food experience for our Airmen and their families. – Mike Baker, Chief Strategy and Innovation at Air Force Services Center “ ” 23

Section III Selected Company Financial Information

Selected Historical Sales Information 25 Year Company AUV Locations included in average Franchise AUV Locations included in average System AUV Locations included in average 2014 $ 1,972,000 4 $ 1,300,000 30 $ 1,379,000 34 2015 $ 1,666,000 9 $ 1,354,000 50 $ 1,402,000 59 2016 $ 1,548,000 11 $ 1,263,000 64 $ 1,291,000 75 2017 $ 1,679,000 13 $ 1,275,000 68 $ 1,328,000 81 2018 $ 1,813,000 12 $ 1,352,000 78 $ 1,402,000 90 2019 $ 1,869,000 12 $ 1,345,000 80 $ 1,413,000 92 6 Year Average $ 1,757,833 $ 1,314,833 $ 1,369,167 Same Store Sales by year Company Franchise System 2014 1.2 0% 0.69% 0. 8 5% 2015 2.99% 2.7 0% 2.7 4% 2016 - 7.0 8% - 5.09% - 5. 4 6% 2017 8 . 4 1% - 0.0 4% 1.26% 2018 4 .33% 6.15% 5. 8 0% 2019 1. 0 9% - 0.0 8% 0.13% 2020 - 16.36% - 17.53% - 17.33%

Selected Company Financial Information » Profitable and disciplined growth, leveraging scale while prudently managing expenses » Revenue growth expected to further accelerate beyond 2021 due to increased corporate store count and significant franchisee expansion 20 1 9 20 20 E 20 2 1 E 20 22 E 20 1 9 Systemwide Store Count Systemwide Revenue $ 1 4 5 . 8 M $125M - $130M $160M - $165M $200M - $225M 20 20 E 20 2 1 E 20 22E Total Company Revenue $ 3 4 . 2 M $30M - $34M $45M - $55M $75M - $85M 2 0 19 2 0 2 0 E Ghost Kitchens 2 0 2 2 E 2021E C o r po r a t e F r an c hi s e d 26 97 14 1 0 2 11 5 - 1 2 5 15 - 25 35 - 45 135 - 145 30 - 40 6 0 - 70 TOTAL 111 TOTAL 119 17 TOTAL 165 - 195 TOTAL 225 - 255

27 Projected Unit Level Economics for Forecasted New Restaurants Average Unit Volume for Forecasted New Restaurant $1,500,000 (1) Total Investment Cost $750,000 (1) Sales to Investment Ratio 2.00 Forecasted EBITDA 12.0% - 14.0% (1) Cash on Cash ROI > 25% High Volume Franchise Restaurants in non - Florida Markets: » Brooklyn, NY - $1.9mm (4) » Alpharetta, GA - $1.8mm (4) » Silver Spring, MD - $2.0mm (4) » Anchorage, AK - $1.8mm (4) » San Juan, PR - $2.3mm (1) Please see Appendix for Notes

Section IV Transaction Details

Prime margin defined as Corporate restaurant sales net of COGS and Labor divided by Revenue. 29 Transaction Highlights » Initial Purchase Price of $100mm » Enterprise Value of ~$143mm (2.6x - 3.1x 2021E Revenue) (1) » Current BurgerFi shareholders will rollover majority of their ownership » Additional consideration structured in a market friendly stock price based earnout provision » Closing of transaction expected for Q4 2020 » $40mm in net cash at close » Projected 2021 and 2022 development related discretionary cap - ex of $12.6mm and $21.8mm, respectively » Combined company to be named BurgerFi International, Inc. and will trade under symbol BFI » Preliminary Proxy filed in September 2020 Please see Appendix for Notes

3 0 Section V A p p e n d i x

Strategically Positioned "Better Burger" Concept








BURGERFI
BURGERFI

Chef-Created Menu Featuring Premium Ingredients

BurgerFi's highly-customizable menu appeals to customers seeking both quality and transparency, featuring a broad selection of burgers including plant-based and veggie burgers, chicken and fresh-cut sides. BurgerFi offers only 100% natural Angus beef with zero steroids, antibiotics, growth hormones, chemicals, or additives (~1% of U.S. beef meets this criteria).

Technology-Enhanced Brand

BurgerFi's continuous investment in technology infrastructure has enabled the Company to strategically anticipate and execute against significant industry-wide changes. The Company utilizes advanced technology to analyze, communicate and tactically execute in virtually all aspects of the business.

Commitment to Sustainability

BurgerFi restaurants feature an inviting, next-gen look and feel, appealing to consumers of all ages seeking an engaging, high-quality dining experience. Each restaurant is designed to provide an emphasis on sustainability and a reduced carbon footprint.

Advanced Digital Marketing Strategy

BurgerFi's industry-leading digital and social marketing strategy is focused on high-growth demographic categories including Millennials, teens and young families. It leverages its rapidly growing brand strength alongside targeted campaigns and events through a multitude of digital and social channels.

31

BurgerFi is Rapidly Becoming a Nationally Recognized Brand


NATION'S
Restaurant News
AUGUST 20, 2018
NEXT GEN BRANDS
A TOP 200 REPORT
page 30

Widespread Industry Acclaim

Top 500 Fastest Growing Private Companies — Inc.	Fast Casual.com — Top 100 Movers & Shakers '14, '15, '16, '17, '18, '19, '20
New York — Critics' Pick	TECHNOMIC Experience · Vision · Impact — #3 Fastest Growing Limited Service Chain
Nation's Restaurant News — The Next 20	Restaurant Business — Top 500 Chains

> "If you want a fast food burger experience, in many ways BurgerFi is a much better alternative than the traditional large chains. While those are scrambling to reinvent themselves as using less processed ingredients, BurgerFi is already there."
>
> — USA TODAY

> "And unlike other burger chains, the vegetarian options here are more than afterthoughts. Add on dense custards, seasonal craft beers, wines by the bottle, and outdoor seating to complete the happy, have-it-your-way experience."
>
> — New York

32

33 Chain Reaction Report 2019 BurgerFi was recognized for two years in a row by Consumer Reports and the National Resources Defense Council (NRDC)’s Chain Reaction Report. In 2018, BurgerFi received an A - Rating on their antibiotic score card as one of only two brands serving passing grade beef. In 2019, they were awarded “Best Burger Joint” as a leader in the fast - casual burger sector with higher year - over - year sales from 2017 to 2018, indicating that better beef can be a win for the bottom line as well as for public health. How Top Restaurants Rate on Reducing Antibiotic Use in Their Beef Supplies 2018 In the Chain Reaction’s fourth annual collaborative report, BurgerFi was named as one of only two of the top 25 largest QSR and Fast Casual chains to receive an “A” for serving beef raised without the routine use of antibiotics. This recognition solidifies BurgerFi’s reputation in the better - burger industry and validates its dedication to quality Angus beef that ensures no steroids, antibiotics, growth hormones, chemicals or additives are ever used. Sources: National Resources Defense Council, Consumer Reports, U.S. Public Research Interest Group, Friends of the Earth, Food Animal Concerns Trust and Center for Food Safety.

» As consumers seek a truly “better burger” experience and ingredient transparency, BurgerFi delivers American favorites made with 100% natural Angus beef that is N.A.E. – No Antibiotics Ever! Menu Featuring Premium Natural Ingredients and Unique LTOs BurgerFi’s Angus beef is never exposed to steroids, antibiotics, growth hormones, chemicals, or additives – Ever. BurgerFi utilizes American black Angus beef. BurgerFi sources its beef from ranches committed to raising cattle free - range, humanely - treated, and vegetarian - fed. Only about 1% of the beef produced in the United States meets the strict BurgerFi standard. » As a collaborative effort between the culinary, operation, and marketing teams, the Company carefully tests new products at corporate locations to obtain customer feedback and analyze KPI’s » Limited Time Offers (LTOs) allow the Company to test new products that can potentially become permanent menu additions 34

Comprehensive Training Development and Culture Rooted in the Local Community

Select Training Initiatives

Yoobic (Learning Management System)

- Robust, technology-driven learning management system containing high quality, gamified training content and curriculum

In-store Training Program

- An “in-store trainer” continually works to maintain an environment of ongoing training in the restaurant, while also participating in new store openings when called upon

BurgerFi Boot Camp

- Intense training taking management recruits through the BurgerFi system with a combination of classroom and on-the-job training in certified training restaurants. Upon boot camp graduation, new GMs and Assistant Managers are able to run their assigned BurgerFi restaurants

BurgerFi Field Certification Program

- Provides Assistant Managers with course curriculum and training modules for online study at their home restaurant. Upon completion and testing, the manager is certified to oversee a BurgerFi restaurant

Fi Way (Steps to Success)

- Promotes employee development practices as the foundation for growth from within – employees master each milestone on a path to promotion while future leaders are cultivated within the Company

100% Order Accuracy

- Training department initiative focusing on curriculum designed to ensure all critical elements of order accuracy

BurgerFi Culture

BurgerFi actively focuses on “Give Back Nights,” donations and sponsorships within local communities, helping to build meaningful relationships with both existing and potential new customers.

- Partnerships with local middle and high schools
- Local sponsorship of youth sports associations or other organizations
- Fundraisers to build awareness in tight-knit communities

Select Local Charitable Partners

Boys & Girls Club; American Red Cross; Susan G. Komen South Florida; Feeding South Florida; Make-A-Wish America; United Way of Palm Beach County; Wounded Warrior Project; Marcum Foundation; Dine & Donate

National Partnerships

St. Jude Children's Research Hospital; Feeding America

35

Prime margin defined as Corporate restaurant sales net of COGS and Labor divided by Revenue. 36 Adjusted EBITDA Reconciliation The following table sets forth reconciliations of EBITDA and Adjusted EBITDA to our net income: ( 1 7 ) Please see Basis of Presentation on page 36 and Appendix for Notes ( 1 8 ) ( 1 8 )

Prime margin defined as Corporate restaurant sales net of COGS and Labor divided by Revenue. Basis of Presentation and Adjusted EBITDA Reconciliation 37 Basis of Presentation – The historical financial information presented herein is from the Company’s unaudited financial statements for the years ended December 31, 2017, 2018 and 2019. These financial statements were prepared in accordance with accounting principles generally applied in the United States of America (“GAAP”) for privately held companies. Adjusted EBITDA Reconciliation – EBITDA and Adjusted EBITDA as presented in this report are supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. Our presentation of EBITDA should not be construed as an inference that our future results will be unaffected by these or other unusual or nonrecurring items. EBITDA represents net income before net interest expense, provision for income taxes, depreciation and amortization. Adjusted EBITDA represents net income before net interest expense, provision for income taxes, depreciation and amortization and certain items associated with activities outside of normal course operations.

Prime margin defined as Corporate restaurant sales net of COGS and Labor divided by Revenue. Note (1) Note (2) Note (3a) Note (3b) Note (4) Note (5) Note (6) Source: BurgerFi International LLC year - end forecast for 2020 Represents the 12 month average same store sales as compared to the previous 12 months, over a 3 - year timeframe Prime margin represents [total revenue – (costs of goods sold + total labor)] / total revenue Systemwide sales represents the 12 month average sales for both corporate and franchised locations Total 2019 corporate and franchise sales. Source: Audited 2019 financial statements As of year - end 2019. Source: Audited 2019 financial statements 2020 and 2021 projected build - out costs including construction, furniture, fixtures, kitchen equipment and computer equipment. Source: Internal company data 2019 actual total corporate sales divided by actual 2019 total transactions The sum of the actual menu prices of (i) BurgerFi Cheeseburger, (ii) regular fries and (iii) 16 ounce Freestyle drink 2019 actual internal corporate point of sales reports. Corporate stores only Other Food primarily consists of Shakes, Hot dogs, Custards and Breakfast. Pie chart based on 2019 actual internal corporate point of sales reports From referenced company websites Internal Company forecast for the years ending 2020 and 2021 Internal Company forecast based on executed franchise agreements and commitments from franchisees for the year Source: audited 2019 financial statements, unaudited internal company forecasts for 2020 and 2021 Assumes no redemptions from the trust account Note (7) Note (8) Note (9) Note (10) Note (11) Note (12) Note (13) Note (14) Note (15) Notes 38

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